Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of

China United Insurance Service, Inc.

We have audited the accompanying consolidated balance sheets of Law Enterprises Co., Ltd. and subsidiaries (“The Company’) as of June 30, 2012, and 2011 and the related consolidated statements of operations and comprehensive income (loss), changes in equity and cash flows for the years ended June 30, 2012 and 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of June 30, 2012 and 2011, and the consolidated results of their operations and their consolidated cash flows for the years ended June 30, 2012 and 2011, in conformity with US generally accepted accounting principles.

China United Insurance Service, Inc. acquired Action Holdings Financial Limited on August 24, 2012. Action Holdings Financial Limited acquired Law Enterprise Co., Ltd. on August 17, 2012. Our audit report is on the historical financial statements of Law Enterprise Co., Ltd. and subsidiaries. See Note 1 to the financial statements.

Goldman Kurland and Mohidin LLP

November 7, 2012

Encino, California

ACTION HOLDINGS FINANCIAL LIMITED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30, 2012	June 30, 2011

ASSETS
Current assets
Cash and equivalents	$12,805,930	$12,435,079
Marketable securities	128,736	31,841
Accounts receivable, net	4,811,202	2,886,475
Other current assets	386,051	381,199
Total current assets	18,131,919	15,734,594

Property, plant and equipment, net	994,429	990,755
Other assets	388,983	362,506
TOTAL ASSETS	$19,515,331	$17,087,855

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Taxes payable	$434,410	$459,074
Other current liabilities	5,991,445	3,198,289
Dividend payable	-	2,792,257
TOTAL CURRENT LIABILITIES	6,425,855	6,449,620

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Common stock	6,454,755	6,454,755
Additional paid-in capital	3,485	4,335
Statutory reserves	3,770,938	3,484,730
Accumulated other comprehensive income	549,858	1,145,516
Retained earnings (accumulated deficit)	557,148	(467,283)
Subtotal	11,336,184	10,622,053
Non-controlling interest	1,753,292	16,182
TOTAL STOCKHOLDERS’ EQUITY	13,089,476	10,638,235
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$19,515,331	$17,087,855

The accompanying notes are an integral part of these consolidated financial statements.

ACTION HOLDINGS FINANCIAL LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME

	Years Ended June 30,
	2012	2011

Revenues	$38,765,503	$31,940,178
Cost of revenue	27,166,182	22,545,652

Gross profit	11,599,321	9,394,526

Operating expenses:
General and administrative	6,872,531	6,580,320

Income from operations	4,726,790	2,814,206

Other income (expenses)
Interest income	71,076	59,048
Other - net	336,558	395,637
	407,634	454,685

Income before income taxes	5,134,424	3,268,891
Income tax expense	903,780	615,326

Net income	4,230,644	2,653,565
Net income attributable to the non-controlling interests	589,254	1,750
Net income attributable to parent’s shareholders	3,641,390	2,651,815
Other comprehensive income (loss)	(595,658)	1,145,516

Comprehensive income	$3,045,732	$3,797,331

The accompanying notes are an integral part of these consolidated financial statements.

ACTION HOLDINGS FINANCIAL LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended June 30,
	2012	2011

Cash flows from operating activities:
Net income	$4,230,644	$2,653,565
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	277,128	235,650
Changes in operating assets and liabilities:
Accounts receivable	(2,037,157)	(782,371)
Other current assets	(18,909)	604,664
Other assets	(39,915)	166,792
Taxes payable	(7,409)	(21,639)
Other current liabilities	2,919,401	(3,417,331)
Net cash provided by (used in) operating activities	5,323,783	(560,670)

Cash flows from investing activities:
Sell (purchase) marketable securities	(99,829)	4,301
Purchase of property, plant and equipment	(317,312)	(43,873)
Net cash used in investing activities	(417,141)	(39,572)

Cash flows from financing activities:
Proceeds from disposal of shares of subsidiary	1,706,668	-
Dividend	(5,870,709)	(2,557,268)
Net cash used in financing activities	(4,164,041)	(2,557,268)

Foreign currency translation	(371,750)	1,513,935

Net increase (decrease) in cash and equivalents	370,851	(1,643,575)
Cash and equivalents, beginning balance	12,435,079	14,078,654
Cash and equivalents, ending balance	$12,805,930	$12,435,079

Supplemental disclosure of cash flow information
Interest paid	$-	$-
Income tax paid	$911,189	$636,965
Non-cash disclosure
Stock dividend	$-	$1,220,386

The accompanying notes are an integral part of these consolidated financial statements.

ACTION HOLDINGS FINANCIAL LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

	Common Stock Amount	Additional Paid-in Capital	Statutory Reserves	Other comprehensive Income	Accumulated Earnings / (Deficit)	Non-controlling Interests	Total
Balance July 1, 2010	5,234,369	$4,335	$2,879,788	$-	$1,346,706	$25,580	$9,490,778

Provision for statutory reserves	-	-	604,942	-	(604,942)	-	-
Foreign currency translation	-	-	-	1,145,516	-	-	1,145,516
Net income	-	-	-	-	2,651,815	1,750	2,653,565
Dividends	-	-	-	-	(2,640,476)	(11,148)	(2,651,624)
Stock dividend	1,220,386	-	-	-	(1,220,386)	-	-

Balance June 30, 2011	6,454,755	4,335	3,484,730	1,145,516	(467,283)	16,182	10,638,235

Provision for statutory reserves	-	-	592,967	-	(657,751)	64,784	-
Foreign currency translation	-	-	-	(406,164)	-	-	(406,164)
Net income	-	-	-	-	3,641,390	589,254	4,230,644
Dividends	-	-	-	-	(2,455,055)	(623,397)	(3,078,452)
Change in ownership interest in subsidiaries	-	(850)	(306,759)	(188,238)	495,847	1,706,668	1,706,668
Changes in fair value of bond available-for-sale	-	-	-	(1,256)	-	(199)	(1,455)

Balance June 30, 2012	6,454,755	$3,485	$3,770,938	$549,858	$557,148	$1,753,292	$13,089,476

ACTION HOLDINGS FINANCIAL LIMITED

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2012 AND 2011

NOTE 1 – ORGANIZATION AND PRINCIPAL ACTIVITIES

Action Holdings Financial Limited (“AHFL” or the “Company”) is a limited liability company (“LLC”) incorporated under the laws of British Virgin Islands on April 30, 2012.

On August 17, 2012, AHFL purchased 13,593,015 shares of common stock of Law Enterprise Co., Ltd. (“Law Enterprise”), a company limited by shares incorporated under the laws of Taiwan on January 30, 1996, from certain shareholders at New Taiwan Dollar (“$NT”) $NT 12.8 ($0.44) per share. As of August 24, 2012, Law Enterprise holds (i) 100% of Law Insurance Broker Co., Ltd. (“Law Broker”), a company limited by shares incorporated in Taiwan on October 9, 1992; (ii) 97.84% of Law Risk Management & Consultant Co., Ltd. (“Law Management”), a company limited by shares incorporated in Taiwan on December 5, 1987; and (iii) 96% of Law Insurance Agent Co., Ltd. (“Law Agent”), an LLC incorporated in Taiwan on June 3, 2000.

Law Enterprise is a holding company for its operating subsidiaries in Taiwan. Law Broker primarily engages in insurance brokerage and insurance agency business across Taiwan, while Law Management and Law Agent are not operation.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of AHFL and its subsidiaries. All significant intercompany transactions and balances were eliminated in consolidation.

As of June 30, 2012, AHFL was a holding company with no assets or liabilities or operations. These historical financial statements are essentially those of Law Enterprises and its subsidiaries as discussed above.

Basis of Presentation

The Company’s consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP").   The functional currency for our subsidiaries in Taiwan is $NT. However, the accompanying consolidated financial statements were translated and presented in United States Dollars (“$” or “USD”).

Use of Estimates

The preparation of the consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the consolidated financial statements and the amounts of revenues and expenses during the reporting periods.

Management makes these estimates using the best information available when the estimates are made; however, actual results could differ materially from those estimates.

Risks and Uncertainties

The Company is subject to risks from, among other things, competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history, and foreign currency exchange rates.

Comprehensive Income

The Company follows Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 220 (“ASC 220”), “Reporting Comprehensive Income”, which establishes standards for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements. ASC 220 defines comprehensive income as net income and all changes to stockholders' equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders, including adjustments to minimum pension liabilities, accumulated foreign currency translation, and unrealized gains or losses on marketable securities.

Foreign Currency Transactions

The consolidated financial statements were translated into United States Dollars (“USD”) in accordance with FASB ASC Topic 830 "Foreign Currency Transaction".  According to the statement, all assets and liabilities were translated at the exchange rate on the balance sheet dates; stockholders’ equity is translated at historical rates and statement of operations items are translated at the weighted average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with ASC 220 “Comprehensive Income". Gains and losses resulting from the translations of foreign currency transactions are reflected in the consolidated statements of operations.

Cash and Equivalents

For Statements of Cash Flows purposes, the Company considers cash on hand, bank deposits, and other highly-liquid investments with maturities of three months or less when purchased, such as commercial paper, to be cash and equivalents.

The Company maintains cash with banks in Taiwan.  Cash accounts are not insured or otherwise protected.  Should any bank holding cash become insolvent, or if the Company is otherwise unable to withdraw funds, the Company would lose the cash with that bank; however, the Company has not experienced any losses in such accounts and believes it is not exposed to any significant risks on its cash in bank accounts.

Marketable Securities

The Company invests part of excess cash in equity securities and government bonds. Such investments are included in “Marketable securities” on the accompanying consolidated balance sheets. Equity securities investments are classified as trading securities and reported at fair value (“FV”) with changes in FV recorded in “Other Income”. Bonds are classified as available-for-sale and reported at FV with unrealized gains and losses included in “Accumulated other comprehensive income (loss).”

Accounts Receivable

The Company reviews its accounts receivable regularly to determine if a bad debt allowance is necessary at each period-end. Management reviews the composition of accounts receivable and analyzes the age of receivables outstanding, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the necessity of making such allowance.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost. Gain or loss on disposal of property, plant or equipment is recorded in income at disposal. Expenditures for betterments, renewals and additions are capitalized. Repairs and maintenance expenses are expensed as incurred.

Depreciation for financial reporting purposes is provided using the straight-line method over a useful life of three to ten years with salvage rate of 13.33% to 25%. Property, plant and equipment mainly consists of office furniture, computers and leasehold improvements.

Impairment of Long-Lived Assets

In accordance with ASC 360, “Property, Plant and Equipment”, the Company reviews the carrying values of long-lived assets whenever facts and circumstances indicate an asset may be impaired. Recoverability of assets to be held and used is measured by comparing the carrying amount of an asset to future net undiscounted cash flows expected to be generated by it. If an asset is considered impaired, the impairment recognized is measured by the amount by which the carrying amount of the asset exceeds its FV. Assets to be disposed of are reported at the lower of the carrying amount or FV, less costs of disposal. No impairment was recognized for the years ended June 30, 2012 or 2011.

Revenue Recognition

The Company’s revenue is from insurance agency and brokerage services. The Company, through its subsidiaries, sells insurance products to customers, and obtains commissions from the respective insurance companies according to the terms of each insurance company service agreement. The Company recognizes revenue when the following have occurred: (i) persuasive evidence of an agreement between the insurance company and insured exists (ii) services were provided, (iii) the fee for such services is fixed or determinable and collectability of the fee is reasonably assured. Insurance agency services are considered complete and revenue is recognized when an insurance policy becomes effective. The customers are entitled to a 10-day cancellation period from the date of the issuance of the policies, in which the customers can cancel the contract without any fees. The Company is notified of such cancellations by the insurance carriers. For the years ending June 30, 2012 and 2011, policy cancellations were $62,990 and $44,092,  respectively.

The Company pays commissions to its sub-agents when an insurance product is sold by the sub-agent. The Company recognizes commission revenue on a gross basis. The commissions paid by the Company to its sub-agents are recorded as costs of revenue.

Income Taxes

The Company utilizes ASC 740, “Income Taxes”, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events included in the financial statements or tax returns. Under this method, deferred taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

When tax returns are filed, it is likely some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more likely than not recognition threshold are measured as the largest amount of tax benefit that is more than 50% likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Interest associated with unrecognized tax benefits is classified as interest expense and penalties are classified in selling, general and administrative expenses in the statements of operations and other comprehensive income (loss). As of June 30, 2012 and 2011, the Company did not have any uncertain tax positions.

During the years ended June 30, 2012 and 2011, the Company was not subject to income tax examinations by taxing authorities and did not recognize any interest or penalties.

Fair Values of Financial Instruments

ASC 820, “Fair Value Measurements and Disclosures”, defines FV, establishes a three-level valuation hierarchy for disclosures of FV measurement and enhances disclosures requirements for FV measures. The carrying amounts reported in the balance sheets for receivables and current liabilities each qualify as financial instruments and are reasonable estimates of FV because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels are defined as follows:

• Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

• Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

• Level 3 inputs to the valuation methodology are unobservable and significant to the FV.

Concentration of Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and equivalents and accounts receivable. As of June 30, 2012 and 2011, substantially all of the Company’s cash and equivalents and restricted cash were held by major financial institutions in Taiwan, which management believes are of high credit quality. With respect to accounts receivable, the Company generally does not require collateral and does not have an allowance for doubtful accounts.

The Company has two principal insurance companies, Fubong Life Insurance Co., Ltd. (“Fubong”) and Far Glory Life Insurance (“Far Glory”), for which it acts as an insurance agent. For the years ended June 30, 2012 and 2011, the Company’s revenue from sale of insurance policies underwritten by these two companies was:

	2012	2011
Fubong	$13,431,221	$13,142,229
Far Glory	12,133,791	8,522,325

As of June 30, 2012 and 2011, the Company’s receivables from these two companies were:

	2012	2011
Fubong	$1,233,487	$904,200
Far Glory	2,332,517	1,151,744

The Company's operations are in Taiwan. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic, foreign currency exchange and legal environments in Taiwan, and by the state of Taiwan's economy. The Company’s results may be adversely affected by changes in the political and social conditions in Taiwan, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, and rates and methods of taxation, among other things.

Operating Leases

Leases, where substantially all the rewards and risks of ownership of assets remain with the leasing company that do not meet the capitalization criteria of ASC 840 “Leases”, are accounted for as operating leases. Rentals under operating leases are expensed on the straight-line basis over the lease term.

Segment Reporting

The Company follows ASC 280, “Segment Reporting”, for its segment reporting.  For the years ended June 30, 2012 and 2011, the Company’s chief operating decision maker managed and reviewed its business as a single operating segment providing insurance brokerage and agency services across Taiwan. All revenues are derived from Taiwan and all long-lived assets are in Taiwan.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which could result in a loss to the Company but which will be resolved when one or more future events occur or fail to occur. The Company’s management assesses such contingent liabilities, and such assessment inherently involves judgment. In assessing loss contingencies arising from legal proceedings pending against the Company or unasserted claims that may rise from such proceedings, the Company’s management evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates it is probable that a material loss will be incurred and the amount of the liability can be reasonably estimated, then the estimated liability is accrued in the Company’s financial statements. If the assessment indicates a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed.

Statement of Cash Flows

In accordance with ASC 230, “Statement of Cash Flows”, cash flows from the Company's operations are calculated based upon the local currencies and an average exchange rate is used. As a result, amounts related to assets and liabilities reported on the consolidated statements of cash flows may not necessarily agree with changes in the corresponding balances on the consolidated balance sheets.

Recent Accounting Pronouncements

In January 2011, the FASB issued ASU 2011-01, Receivables (Topic 310), to temporarily delay the effective date of the disclosures about troubled debt restructurings (“TDR”) in ASU 2010-20 (Receivables (Topic 310): Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses) for public entities. The delay is intended to allow the Board time to complete its deliberations on what constitutes a TDR.  Under the existing effective date in Update 2010-20, public-entity creditors would have provided disclosures about TDR for periods beginning on or after December 15, 2010. The deferral in this update will result in more consistent disclosures about TDR. This amendment does not apply to nonpublic entities and does not defer the effective date of the other disclosure requirements in Update 2010-20. The deferral in this amendment is effective upon issuance. The Company does not expect this update to have any material effect on its consolidated financial statements.

In January 2011, the FASB issued ASU 2011-02 Receivables Topic 310 "A Creditor's Determination of Whether a Restructuring is a Troubled Debt Restructuring". The amendments in ASU 2011-02 provide additional guidance to clarify when a loan modification or restructuring is considered a TDR to address current diversity in practice and lead to more consistent application of US GAAP for debt restructurings. In evaluating whether a restructuring constitutes a TDR, a creditor must separately conclude that both of the following exist:

1.	The restructuring constitutes a concession.

2.	The debtor is experiencing financial difficulties.

The amendments to Topic 310 clarify the guidance regarding the evaluation of both considerations above. Additionally, the amendments clarify that a creditor is precluded from using the effective interest rate test in the debtor's guidance on restructuring of payables (paragraph 470-60-55-10) when evaluating whether a restructuring constitutes a TDR. ASU No. 2011-02 is effective for fiscal years beginning on or after June 15, 2011. The adoption of ASU 2011-02 did not have a material effect on the Company’s consolidated financial statements.

In April, 2011, the FASB issued ASU 2011-03 Transfers and Servicing (Topic 860), “Reconsideration of Effective Control for Repurchase Agreements”. The amendments in this ASU 2011-03 remove from the assessment of effective control:

1.	The criterion requiring the transferor to have the ability to repurchase or redeem the financial assets on the substantially agreed terms, even in the event of default by the transferee; and

2.	The collateral maintenance implementation guidance related to that criterion.

Other criteria applicable to the assessment of effective control are not changed by the amendments in Topic 860. The guidance in this Update is effective for the first interim or annual period beginning on or after December 15, 2011. The guidance should be applied prospectively to transactions or modifications of existing transactions that occur on or after the effective date. Early adoption is not permitted. The adoption of this ASU did not have a material effect on the Company’s consolidated financial statements.

In June 2011, the FASB issued ASU 2011-04 Fair Value Measurement (Topic 820), “Amendments to achieve Common Fair Value Measurement and Disclosure Requirements in US GAAP and International Financial Reporting Standards (“IFRS”)”. The amendments in this Update change the wording used to describe the requirements in US GAAP for measuring FV and for disclosing information about FV measurements. The amendments include the following:

1.	Those that clarify the Board’s intent about the application of existing FV measurement and disclosure requirements.

2.	Those that change a particular principle or requirement for measuring FV or for disclosing information about fair value measurements.

In addition, to improve consistency in application across jurisdictions some changes in wording are necessary to ensure that US GAAP and IFRS FV measurement and disclosure requirements are described in the same way (for example, using the word shall rather than should to describe the requirements in US GAAP).

The amendments in this Update are to be applied prospectively. For public entities, the amendments are effective during interim and annual periods beginning after December 15, 2011. Early application by public entities is not permitted. The adoption of this ASU did not have a material effect on the Company’s consolidated financial statements.

In June 2011, the FASB issued ASU 2011-05 Comprehensive Income (Topic 220), “Presentation of Comprehensive Income”. In this Update, an entity has the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both choices, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income. Regardless of whether an entity chooses to present comprehensive income in a single continuous statement or in two separate but consecutive statements, the entity is required to present on the face of the financial statements reclassification adjustments for items that are reclassified from other comprehensive income to net income in the statement(s) where the components of net income and the components of other comprehensive income are presented.

The amendments in Topic 860 should be applied retrospectively. For public entities, the amendments are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011, and early adoption is permitted. The adoption of this ASU did not have a material impact on the Company's consolidated financial statements.

NOTE 3 – CASH AND EQUIVALENTS

As of June 30, 2012 and 2011, our cash and equivalents primarily consisted of cash and certificates of deposits with original maturities of three months or less.

NOTE 4 - MARKETABLE SECURITIES

Marketable securities consisted of equity securities and available-for-sale bonds, which are classified as Level 1 securities, and were as follows:

	June 30, 2012
	Cost or Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses		Total Estimated Fair Value
Level 1 securities:
Equity securities	$24,571	$	$		$24,571
Government bonds	105,620			(1,455)	104,165

	$130,191	$		$(1,455)	$128,736

	June 30, 2011
	Cost or Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Total Estimated Fair Value
Level 1 securities:
Equity securities	$31,841	$-	$-	$31,841

NOTE 5 – OTHER CURRENT ASSETS

The Company’s other current assets consisted of the following, as of June 30, 2012 and 2011:

	2012	2011
Deductible business tax credit	$246,277	$255,489
Prepaid rental	67,170	8,952
Others	72,604	116,758
Total other current assets	$386,051	$381,199

Deduct business tax credit represented pre-paid business tax which can be deducted or refunded in the future.

NOTE 6 – PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following, as of June 30, 2012 and 2011:

	2012	2011
Equipment	$172,743	$294,842
Office furniture	1,896,205	1,739,175
Leasehold Improvement	586,189	540,166
Total	2,655,137	2,574,183
Less: accumulated depreciation	(1,660,708)	(1,583,428)
Total property, plant and equipment, net	$994,429	$990,755

NOTE 7 – OTHER ASSETS

The Company’s other assets mainly consist of deposits.

NOTE 8 – OTHER CURRENT LIABILITIES

Other current liabilities are as follows, as of June 30, 2012 and 2011:

	2012	2011
Sub-agent commission payable	$4,934,814	$2,623,262
Administration staff salary payable	422,668	252,937
Others	633,963	322,090
Total other current liabilities	5,991,445	3,198,289

Commissions due to sub-agents and salary payable to administration staff are usually settled within 12 months. Others mainly is for operating expenses payable within the credit terms provided by suppliers.

NOTE 9 – EQUITY

Common stock

As of June 30, 2012 and 2011, common stock represents the common stock of Law Enterprise. On June 29, 2011, the board of directors of Law Enterprise announced to appropriate 3,717,004 shares of stock dividend amounting to $NT 37,170,040 ($1,220,386) to increase paid in capital.

Statutory reserves

The Company and its subsidiaries are required to appropriate 10% of net income, as determined under Taiwan accounting rules and corporation regulations, to a statutory surplus reserve fund until such reserve balance reaches 100% of the company's registered capital. Surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years' losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholdings or by increasing the par value of the shares currently held by them with a limitation that the reserve used is no more than 25% of the registered capital.

Sale of interest in subsidiary

On December 12, 2011, Law Enterprise sold 3,143,744 shares (18.21%) of its 100% owned subsidiary Law Broker’s outstanding common stock to several individuals, for $NT 50,868,255 ($1,706,668).

NOTE 10 – INCOME TAX

The Company and its subsidiaries are governed by the Income Tax Law of Taiwan, and are generally subject to tax at 17% on income reported in the statutory financial statements after appropriate adjustments.

The items accounting for differences between income taxes computed at the statutory rate and the provision recorded for income taxes are as follows:

	2012	2011
Statutory rate	17.00%	17.00%
Non-deductible expenses	0.63%	1.82%
Effective tax rate per financial statements	17.63%	18.82%

NOTE 11 – COMMITMENTS

Operating Leases

The Company has operating leases for its offices. The rental expenses for the years ended June 30, 2012 and 2011 were $364,740 and $798,735, respectively. Future minimum lease payments under non-cancelable operating leases as of June 30, 2012 are as follows by years:

Year ending June 30,
2013	$1,196,189
2014	321,492
2015	79,959
2016	4,384
Total	$1,602,024

NOTE 12 – FINANCIAL RISK MANAGEMENT AND FAIR VALUES

The Company has exposure to credit, liquidity and market risks which arise in the normal course of the Company's business. This note presents information about the Company's exposure to each of these risks, the Company's objectives, policies and processes for measuring and managing risk, and the Company's management of capital. Further quantitative disclosures are included throughout these consolidated financial statements.

The Board of Directors (“BOD”) has overall responsibility for the establishment and oversight of the Company's risk management framework. The Company's risk management policies are established to identify and analyze the risks faced by the Company, to set appropriate risk limits and controls, and to monitor risks and adherence to limits. Risk management policies and systems are reviewed regularly to reflect changes in market conditions and the Company's activities. The Company, through its training and management standards and procedures, aims to develop a disciplined and constructive control environment in which all employees understand their roles and obligations.

The BOD oversees how management monitors compliance with the Company's risk management policies and procedures and reviews the adequacy of the risk management framework in relation to the risks faced by the Company.

(a)	Credit risk

The Company's credit risk arises principally from accounts and other receivables, pledged deposits and cash and equivalents. Management has a credit policy in place and the exposures to these credit risks are monitored on an ongoing basis. The carrying amounts of trade and other receivables, pledged deposits and cash and equivalents represent the Company's maximum exposure to credit risks. Accounts receivable due within 30 days from the date of billing.

(b)	Liquidity risk

The BOD is responsible for the Company's overall cash management and raising borrowings to cover expected cash demands. The Company regularly monitors its liquidity requirements, to ensure it maintains sufficient reserves of cash and readily realizable marketable securities and adequate committed lines of funding from major financial institutions to meet its liquidity requirements in the short and longer term.

(c)	Currency risk

The functional currency for the subsidiaries  of the Company is $NT and the financial statements of the Company are in USD. The fluctuation of $NT will affect our operating results expressed in USD. The Company reviews its foreign currency exposures. The management does not consider its present foreign exchange risk to be significant.

NOTE 13 – SUBSEQUENT EVENT

On August 24, 2012 (the “Closing Date”), the Company entered into an Acquisition Agreement with China United Insurance Service, Inc. (“CUIS”), a Delaware corporation organized on June 4, 2010. In exchange for all issued and outstanding shares of AHFL, CUIS will (i) issue eight million shares of common stock of the Company to the shareholders of AHFL; (ii) issue two million shares of common stock of the Company to certain employees of Law Insurance Broker Co., Ltd. (“Law Broker”); (iii) create an employee stock option pool, consisting of available options, exercisable for up to two million shares of common stock of the Company; and (iv) pay $NT15 million ($500,815) and $NT7.5 million ($250,095) in cash in two installments, subject to terms and conditions therein. Upon completion of the acquisition, the former shareholders of AHFL and certain employees of Law Broker will receive a total of 10 million shares of common stock of the Company. This will constitute 34.36% of the common stock and 25.58% of the voting power of the Company.

NOTE 14 – PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

The pro forma consolidated balance sheet of CUIS as if the Acquisition Agreement were signed on June 30, 2012 is presented below. The pro forma balance sheet was derived from the audited balance sheet of CUIS as of June 30, 2012, the audited statements of operations for the years ended June 30, 2012 and 2011, as well as the audited balance sheet of AHFL and subsidiaries as of June 30, 2012, and the audited statements of operations for the years ended June 30, 2012 and 2011. In addition, the pro forma information also reflects the financing and share purchase transaction of AHFL. The purchase price allocation in the pro forma financial statements is preliminary pending final determination of fair values of assets and liabilities acquired.

The pro forma consolidated balance sheet of CUIS as if the acquisition of Law Enterprise by AHFL and of AHFL by CUIS was on June 30, 2012 is as follows:

CHINA UNITED INSURANCE SERVICE, INC. AND SUBSIDIARIES

PROFORMA BALANCE SHEETS (UNAUDITED)

JUNE 30, 2012

	CUIS	AHFL		Pro Forma Adjustments	Pro Forma Balance Sheet
ASSETS
Current assets
Cash and equivalents	$1,258,211	$12,805,930		$-	$14,064,141
	-	-	(a)	6,000,000	6,000,000
	-	-	(b)	5,800,000	5,800,000
	-	-	(c)	(6,000,000)	(6,000,000)
	-	-	(d)	(5,800,000)	(5,800,000)
Marketable securities	-	128,736		-	128,736
Accounts receivable, net	184,767	4,811,202		-	4,995,969
Other current assets	48,640	386,051		-	434,691
Total current assets	1,491,618	18,131,919		-	19,623,537

Property, plant and equipment, net	114,945	994,429		-	1,109,374
Other assets	113,217	388,983		-	502,200
Goodwill	118,855	-		-	118,855
TOTAL ASSETS	$1,838,635	$19,515,331		$-	$21,353,966

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Taxes payable	$405,723	$434,410		$-	$840,133
Other current liabilities	286,909	5,991,445	(e)	751,062	7,029,416
Bridge loan from bank	-	-	(a)	6,000,000	6,000,000
	-	-	(c)	(6,000,000)	(6,000,000)
Due to related parties	445,332	-		-	445,332
TOTAL CURRENT LIABILITIES	1,137,964	6,425,855		751,062	8,314,881

STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.00001, 10,000,000 authorized, 1,000,000 issued and outstanding	-	-		-	-
Common stock, par value $0.00001, 100,000,000 authorized, 30,100,503 issued and outstanding at June 30, 2012	201	1		99	301
Additional paid-in capital	2,674,692	4,259,208	(e)	(2,259,308)	4,674,592
Statutory reserves	-	2,486,934		(2,486,934)	-
Accumulated other comprehensive income (loss)	(55,250)	362,631		(362,631)	(55,250)
Non-controlling interest	-	5,613,263	(e)	-	5,613,263
Retained earnings (Accumulated deficit)	(1,918,972)	367,439	(e)	4,357,712	2,806,180

TOTAL STOCKHOLDERS’ EQUITY	700,671	13,089,476		(751,062)	13,039,085

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,838,635	$19,515,331		$-	$21,353,966

(a)	AHFL borrowed $NT 180,000,000 ( $ 6 million) as bridge loan from Taipei Fubon Commercial Bank bank on July 25, 2012.
(b)	AHFL issued 13.6 million new shares for $NT 174,000,000 million ( $5.8 million).
(c)	AHFL repaid $NT 180,000,000 bridge loan to bank from the proceeds of issuance of shares.
(d)	AHFL acquired 13.6 million shares (65.95%) of Law Enterprise Limited with $5.8 million.

(e)	CUIS acquired 100% of AHFL resulting in bargain purchase gain of $5.4 million and non-controlling interest in Law Enterprise and subsidiaries

The pro forma consolidated statements of operations of CUIS as if the Acquisition of Law Enterprise by AHFL and of AHFL by CUIS was Agreement were signed on July 1, 2010 and July 1, 2011 are presented below:

CHINA UNITED INSURANCE SERVICE, INC. AND SUBSIDIARIES

PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER

COMPREHENSIVE INCOME / (LOSS) (UNAUDITED)

Year Ended June 30 2012

	Year Ended June 30, 2012
	CUIS	AHFL	Pro Forma Adjustment	Pro Forma

Revenues	$3,153,776	$38,765,503	$-	$41,919,279
Cost of revenue	2,363,581	27,166,182	-	29,529,763

Gross profit	790,195	11,599,321	-	12,389,516

Operating expenses:
General and administrative	1,166,841	6,872,531	-	8,039,372

Income (loss) from operations	(376,646)	4,726,790	-	4,350,144

Other income (expenses)
Interest income	4,756	71,076	-	75,832
Gain on acquisition of subsidiary	-	-	5,442,523	5,442,523
Other - net	(19)	336,558	-	336,539
	4,737	407,634	5,442,523	5,854,893

Income before income taxes	(371,909)	5,134,424	5,442,523	10,205,037
Income tax expense (benefit)	(268,440)	903,780	-	635,340

Net income (loss)	(103,469)	4,230,644	5,442,523	9,569,698

Net income attributable to the non-controlling interests	-	589,254	-	589,254

Net income (loss) attributable to CUIS’s shareholders	(103,469)	3,641,390	5,442,523	8,980,444

Other comprehensive income (loss)	13,972	(595,658)	-	(581,686)

Comprehensive income (loss)	$(89,497)	$3,045,732	$5,442,523	$8,398,758

Weighted average shares outstanding:
Basic and diluted				30,100,503

Earning per share:
Basic and diluted				$0.28

CHINA UNITED INSURANCE SERVICE, INC. AND SUBSIDIARIES

PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER

COMPREHENSIVE INCOME / (LOSS) (UNAUDITED)

Year Ended June 30 2012

	Year Ended June 30, 2011
	CUIS	AHFL	Pro Forma Adjustment	Pro Forma

Revenues	$2,740,519	$31,940,178	$-	$34,680,697
Cost of revenue	1,897,359	22,545,652	-	24,443,011

Gross profit	843,160	9,394,526	-	10,237,686

Operating expenses:
General and administrative	1,095,869	6,580,320	-	7,676,189

Income (loss) from operations	(252,709)	2,814,206	-	2,561,497

Other income / (expenses)
Interest income	12,760	59,048	-	71,808
Gain on acquisition of subsidiary	267,156	-	-	267,156
Other - net	(2,753)	395,637	-	392,884
	277,163	454,685	-	731,848

Income before income taxes	24,454	3,268,891	-	3,293,345
Income tax expense	354,441	615,326	-	969,767

Net income (loss)	(329,987)	2,653,565	-	2,323,578

Net income attributable to the non-controlling interests	684,428	1,750	-	686,178

Net income (loss) attributable to CUIS’s shareholders	(1,014,415)	2,651,815	-	1,637,400

Other comprehensive income	13,972	1,145,516	-	1,159,488

Comprehensive income (loss)	$(316,015)	$3,799,081	$-	$3,483,066

				30,100,503

				$0.12